UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 26, 2009

HEARTWARE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34256	26-3636023
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

205 Newbury Street, Suite 101
Framingham, MA	01701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 739-0950
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
     As previously reported, on August 10, 2009 and August 12, 2009, HeartWare International, Inc. (the “Company”) entered into agreements with certain stockholders to sell 2,727,273 shares of its common stock in private placements in the United States and Australia. The issuance of approximately 1,386,475 shares was subject to approval of the Company’s stockholders in accordance with Australian Securities Exchange Listing Rules and Nasdaq Stock Market Rules, and the proceeds from the sale of such shares were held in escrow. On October 26, 2009, the Company held a special meeting of its stockholders for purposes of obtaining the stockholder approval. At the special meeting, the stockholders approved the issuance of 1,386,475 of the Company’s shares and 10,000 shares sold in a separate private placement on September 25, 2009. Thereafter, the shares were issued and the proceeds from the sale of the shares were released from escrow.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2009	HEARTWARE INTERNATIONAL, INC.
	By:	/s/ David McIntyre
		Name:	David McIntyre
		Title:	Chief Financial Officer and Chief Operating Officer